Exhibit 1.1

CRESTWOOD EQUITY PARTNERS LP

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

EQUITY DISTRIBUTION AGREEMENT

August 4, 2017

August 4, 2017

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Ladies and Gentlemen:

Crestwood Equity Partners LP, a Delaware limited partnership (“CEQP”), proposes to issue and sell through Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as sales agents (each, a “Manager” and collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Equity Distribution Agreement”), common units representing limited partner interests in CEQP (“Common Units”) having an aggregate gross sales price of up to $250,000,000 (the “Units”). CEQP agrees that whenever it determines to sell Units to any Manager as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”) relating to such sale in accordance with Section 2(i) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Equity Distribution Agreement and any applicable Terms Agreement. The obligations of the Managers under this Agreement shall be several, and not joint.

Crestwood Equity GP LLC, a Delaware limited liability company (“CEQP GP”), owns a non-economic general partner interest in, and is the general partner of, CEQP. CEQP and CEQP GP are collectively referred to as the “CEQP Parties” and each, a “CEQP Party.” Crestwood Holdings LP, a Delaware limited partnership (“CEQP Holdings”), owns a 100% membership interest in CEQP GP. Crestwood Holdings LLC, a Delaware limited liability company (“Crestwood Holdings”), is the general partner of CEQP Holdings and owns a 100% general partner interest and a 99% limited partner interest in CEQP Holdings. Crestwood Holdings owns a 100% membership interest in Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“Crestwood Gas Holdings”), which owns a 1% limited partner interest in CEQP Holdings. CEQP owns a 100% membership interest in Crestwood Midstream GP LLC, a Delaware limited liability company (“CMLP GP”), which owns a non-economic general partner interest in, and is the general partner of, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”).

As used herein, IPCH Acquisition Corp., a Delaware corporation, Crestwood Partners LLC, a Delaware limited liability company, Crestwood Gas Services GP LLC, a Delaware limited liability company (“Crestwood Gas Services”), CEQP Finance Corp., a Delaware corporation, Finger Lakes LPG Storage, LLC, a Delaware limited liability company, US Salt, LLC, a Delaware limited liability company, Crestwood Midstream Operations LLC, a Delaware limited liability company, Crestwood Crude Logistics LLC, a Delaware limited liability company, Crestwood Dakota Pipelines LLC, a Delaware limited liability company, Crestwood Crude Terminals LLC, a Delaware limited liability company, Crestwood Ohio Midstream Pipeline LLC, a Delaware limited liability company, Crestwood Pipeline LLC, a Texas limited liability company, Crestwood Panhandle Pipeline LLC, a Texas limited liability company, Crestwood Arkansas Pipeline LLC, a Texas limited liability company, Crestwood Appalachia Pipeline LLC, a Texas limited liability company, Crestwood Marcellus Pipeline LLC, a Delaware limited liability company, Crestwood Marcellus Midstream LLC, a Delaware limited liability company, E. Marcellus Asset Company, LLC, a Delaware limited liability company, Crestwood Gas Services Operating LLC, a Delaware limited liability company, Crestwood Gas Services Operating GP LLC, a Delaware limited liability company, Cowtown Gas Processing Partners L.P., a Texas limited partnership, Cowtown Pipeline Partners L.P., a Texas limited partnership, Crestwood Crude Services LLC, a Delaware limited liability company, Crestwood Crude Transportation LLC, a Delaware limited liability company, Arrow Field Services, LLC, a Delaware limited liability company, Arrow Midstream Holdings, LLC, a Delaware limited liability company, Arrow Pipeline, LLC, a Delaware limited liability company, Arrow Water, LLC, a Delaware limited liability company, CMLP Tres Manager LLC, a Delaware limited liability company, CMLP Tres Operator LLC, a Delaware limited liability company, Crestwood Operations LLC, a Delaware limited liability company, Crestwood Services LLC, a Delaware limited liability company, Crestwood Sales & Service Inc., a Delaware corporation, Crestwood Canada Company, a Nova Scotia unlimited liability company (“Crestwood Canada”), Stellar Propane Service, LLC, a Delaware limited liability company, Crestwood West Coast LLC, a Delaware limited liability company, Crestwood Transportation LLC, a Delaware limited liability company, Crestwood Midstream Finance Corp., a Delaware corporation, Crestwood Energy Services LLC, a Delaware limited liability company, Crestwood Infrastructure Holdings LLC, a Delaware limited liability company, Crestwood Delaware Basin LLC, a Delaware limited liability company and Crestwood Pipeline and Storage Northeast LLC, a Delaware limited liability company, are, together with CMLP and CMLP GP, and as updated from time to time, collectively referred to as the “CEQP Subsidiaries.” The CEQP Parties and the CEQP Subsidiaries are collectively referred to as the “CEQP Entities.”

CEQP has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-217062) on Form S-3, relating to the Units, to be issued from time to time by CEQP. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Units and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus.” “Prospectus Supplement” means the final prospectus supplement, relating to the Units, filed by CEQP with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by CEQP to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(e) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by CEQP with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties of the CEQP Parties. Each of the CEQP Parties, jointly and severally, represents and warrants to and agrees with each Manager that:

(a) Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or to the knowledge of the CEQP Parties, threatened by the Commission.

(b) Prospectus. (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Units are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions. (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not (as amended and supplemented at such Settlement Date) contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to CEQP by the Managers expressly for use in the Prospectus. For purposes of this Agreement, the only information so furnished shall be (i) the name of each Manager and (ii) the statement that the Managers will not engage in any transactions that stabilize the price of the Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (the “Agent Information”).

(d) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that is not a firm commitment underwriting, CEQP will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(e) Regulation M. As of the date hereof and at each Time of Sale, Settlement Date and Representation Date, the Common Units shall be “actively traded securities” excepted from the Requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(f) Formation, Good Standing and Foreign Qualification of the CEQP Entities. Each of the CEQP Entities has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its property and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. Each of the CEQP Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the CEQP Entities, taken as a whole (a “Material Adverse Effect”).

(g) General Partners. CEQP GP has full limited liability company power and authority to serve as general partner of CEQP in all material respects as disclosed in the Registration Statement and the Prospectus. CMLP GP has full limited liability company power and authority to serve as general partner of CMLP in all material respects as disclosed in the Registration Statement and the Prospectus.

(h) Ownership of CEQP GP. CEQP Holdings owns of record a 100% membership interest in CEQP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of CEQP GP (as amended and restated, the “CEQP GP LLC Agreement”) and is fully paid (to the extent required under the CEQP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and CEQP Holdings owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (A) restrictions on transferability contained in the CEQP GP LLC Agreement or as described in the Registration Statement or the Prospectus, (B) Liens created or arising under the Delaware LLC Act) or (C) Liens created, arising under or securing that certain Credit Agreement dated as of June 19, 2013, by and among Crestwood Holdings, the lenders party thereto and the agents party thereto (as amended, the “Holdings Credit Agreement”).

(i) Ownership of the General Partner Interest in CEQP. CEQP GP is the sole general partner of CEQP and owns a non-economic general partner interest in CEQP; such general partner interest has been duly authorized and validly issued in accordance with the Fifth Amended and Restated Agreement of Limited Partnership of CEQP, as amended (the “CEQP Partnership Agreement”) and CEQP GP owns such general partner interest free and clear of all Liens (except for (A) restrictions on transferability contained in the CEQP Partnership Agreement or as described in the Registration Statement or the Prospectus, (B) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or (C) Liens created, arising under or securing the Holdings Credit Agreement.

(j) Ownership of CMLP GP. CEQP owns of record a 100% membership interest in CMLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of CMLP GP, as amended and restated (the “CMLP GP LLC Agreement”) and is fully paid (to the extent required under the CMLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CEQP owns such membership interest free and clear of all Liens (except for (A) restrictions on transferability contained in the CMLP GP LLC Agreement or as described in the Registration Statement or the Prospectus and (B) Liens created or arising under the Delaware LLC Act).

(k) Ownership of the General Partner Interest in CMLP. CMLP GP is the sole general partner of CMLP and owns a non-economic general partner interest in CMLP; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of CMLP (the “CMLP Partnership Agreement”) and CMLP GP owns such general partner interest free and clear of all Liens (except for (A) restrictions on transferability contained in the CMLP Partnership Agreement or as described in the Registration Statement or the Prospectus, (B) Liens created or arising under the Delaware LP Act and (C) Liens created, arising under or securing that certain Amended and Restated Credit Agreement, dated September 30, 2015, among CMLP, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended by the Amendment thereto dated April 20, 2016, and as further amended, modified and supplemented from time to time (the “Credit Agreement”)).

(l) Ownership of the Limited Partnership Interests in CMLP. CEQP owns a 99.9% limited partnership interest in CMLP and Crestwood Gas Services owns a 0.1% limited partnership interest in CMLP. CEQP and Crestwood Gas Services are the sole limited partners in CMLP.

(m) Capitalization. As of the date hereof, the issued and outstanding partnership interests in CEQP will consist of: 69,675,760 Common Units, including Common Units owned by the public unitholders, 69,646,630 preferred units (the “Preferred Units”), 438,789 subordinated units (the “Subordinated Units”) held by Crestwood Gas Holdings and a non-economic general partner interest in CEQP held by CEQP GP.

(n) Duly Authorized and Validly Issued Capital Stock. All the outstanding Common Units, Preferred Units and Subordinated Units and the limited partnership interests represented thereby, have been duly authorized and validly issued and are fully paid and nonassessable. Except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding Subordinated Units are owned free and clear of any security interest, claim, lien or encumbrance.

(o) Duly Authorized and Validly Issued Units. The Units and the limited partner interests represented thereby have been duly authorized in accordance with the CEQP Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the CEQP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p) Ownership of Subsidiaries. CEQP owns, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the CEQP Subsidiaries; and such shares of capital stock, membership interests or partnership interests, as applicable, have been duly authorized and validly issued in accordance with the bylaws, limited liability company agreement, operating agreement, partnership agreement or similar organizational document, as applicable (in each case as in effect as of the date hereof and as the same may be adopted, entered into, amended or restated) (collectively, and with the CEQP Partnership Agreement and the CEQP GP LLC Agreement, the “CEQP Organizational Agreements”) and the certificate of incorporation, bylaws, articles of organization, certificate of formation, certificate of limited partnership or similar organizational document, as applicable (in each case as in effect as of the date hereof and as the same may be adopted, entered into, amended or restated) (collectively, with the certificate of limited partnership of CEQP, as amended, the certificate of formation of the CEQP GP and the CEQP Organizational Agreements, the “CEQP Organizational Documents”) of such CEQP Subsidiaries and are fully paid (to the extent required under such CEQP Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (ii) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, (iii) in the case of an interest in a limited liability company, limited partnership or general partnership formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company, limited partnership or general partnership statute, as applicable) and (iv) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable; and are owned, directly or indirectly, by CEQP, free and clear of all Liens (other than (A) those created, arising under or securing obligations under the Credit Agreement and (B) restrictions on transferability contained in the CEQP Organizational Documents of such entity or as described in the Registration Statement or the Prospectus).

(q) Ownership of Operated Joint Ventures. CEQP owns, directly or indirectly, a 50% ownership interest in Crestwood Permian Basin Holdings LLC (“Permian Basin”), a 50.01% ownership interest in Tres Palacios Holdings, LLC, a Delaware limited liability company (“Tres Palacios”), a 50% ownership interest in Stagecoach Gas Services LLC (“Stagecoach”), a 50% ownership interest in Crestwood Niobrara LLC, a Delaware limited liability company (“Niobrara”) and a 50.01% ownership interest in Powder River Basin Industrial Complex, LLC, a Delaware limited liability company (“Powder River”); and such ownership interests have been duly authorized and validly issued in accordance with the respective limited liability company agreement, certificate of formation or similar organizational document and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act; and will be owned, directly or indirectly, by CEQP, free and clear of all Liens (other than (A) those created, arising under or securing obligations under the Credit Agreement and (B) restrictions on transferability contained in the respective organizational documents of such entity or as described in the Registration Statement or the Prospectus). Other than Stagecoach and the entities listed on Exhibit C attached hereto (as updated from time to time with any affirmation of this representation, collectively, the “CEQP-Operated Joint Ventures”), CEQP does not own, directly or indirectly, an equity interest in any joint venture operated by CEQP that individually or in the aggregate, account for (x) more than 15% of the total assets of the CEQP Entities taken as a whole or (y) more than 15% of the net income of the CEQP Entities, taken as a whole.

(r) No Other Subsidiaries. Except as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), other than CEQP’s ownership, directly or indirectly, of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the CEQP Subsidiaries, and CEQP’s ownership interest in Powder River, Tres Palacios, Tres Palacios Gas Storage LLC, Tres Palacios Midstream, LLC, Crestwood Niobrara LLC, Jackalope Gas Gathering Services, L.L.C., Crestwood Permian Basin Holdings LLC, Crestwood New Mexico Pipeline LLC, Crestwood Permian Basin LLC, Stagecoach, Crestwood Pipeline East LLC, Crestwood Gas Marketing LLC, Crestwood Storage Inc., Stagecoach Pipeline & Storage Company LLC, Arlington Storage Company, LLC and Stagecoach Operating Services LLC, CEQP does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than any immaterial amount of equity or long-term debt securities of any such entity owned, directly or indirectly, by a joint venture in which CEQP holds, directly or indirectly, an ownership interest. Other than its ownership of a non-economic general partner interest in CEQP, CEQP GP does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(s) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the CEQP Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Prospectus.

(t) No Preemptive Rights, Registration Rights or Options. Except (i) as described in the Registration Statement and the Prospectus and (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, partnership interests or membership interests of any of the CEQP Entities except restrictions pursuant to the CEQP Organizational Documents of any such CEQP Entity or any other agreement or instrument to which any such CEQP Entity is a party or by which any such CEQP Entity may be bound. Except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of CEQP. Except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the CEQP Entities.

(u) Authority. Each of the CEQP Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. CEQP has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the CEQP Partnership Agreement, the Registration Statement and the Prospectus. All corporate, partnership or limited liability company action, as the case may be, required to be taken by the CEQP Parties or any of their respective unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the other transactions contemplated by this Agreement has been or shall be validly taken.

(v) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the CEQP Parties.

(w) Enforceability of Other Agreements. Each of the CEQP Organizational Agreements has been duly authorized by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that, the enforceability thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(x) No Conflicts. Except as described in the Registration Statement and the Prospectus, none of (i) the offering, issuance and sale by CEQP of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the CEQP Entities that are party hereto, or (iv) the consummation by the CEQP Entities, as applicable, of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the CEQP Organizational Documents of any of the CEQP Entities or, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the CEQP Entities or, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures, is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the CEQP Entities or, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures, or any of their respective properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the CEQP Entities or, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures (other than Liens created, arising under or securing the Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the CEQP Entities to perform their respective obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(y) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the CEQP Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by CEQP of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the CEQP Entities party hereto, or (iv) the consummation by the CEQP Entities, as applicable, of the transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Managers of the Units in the manner contemplated herein and in the Registration Statement and the Prospectus, (B) such that have been, or on or prior to any Settlement Date, will be, obtained or made and (C) such consents that, if not obtained, would not, materially affect the ability of any of the CEQP Entities to perform their respective obligations under this Agreement.

(z) No Default. None of the CEQP Entities or, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures is in (i) violation of its organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the CEQP Entities to perform their respective obligations under this Agreement. To the knowledge of the CEQP Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the CEQP Entities is a party or by which any of them is bound or to which any of their respective properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(aa) Independent Registered Public Accounting Firm. Ernst & Young LLP, which has issued an opinion on the audited financial statements of CEQP and CMLP included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), is an independent registered public accounting firm with respect to CEQP and, as required by the Securities Act, the applicable rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(bb) Financial Statements. CEQP’s authorized capitalization is as set forth in the Registration Statement and the Prospectus. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. Any pro forma condensed combined consolidated financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the CEQP Parties, reasonable, and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in the compilation of such pro forma financial statements. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required and the CEQP Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus.

(cc) Investment Company. None of the CEQP Entities is now, and after the offering, issuance and sale of the Units to be sold by CEQP hereunder and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” none of the CEQP Entities will be, an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Distribution Restrictions. No CEQP Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to CEQP or any CEQP Subsidiary, as applicable, from making any other distribution on such subsidiary’s capital stock, from repaying to CEQP or any of its subsidiaries any loans or advances to such subsidiary from CEQP or any of its subsidiaries or from transferring any of such subsidiary’s property or assets to CEQP or any CEQP Subsidiary, except (i) as described in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), (ii) for such prohibitions mandated by the laws of each such CEQP Subsidiary’s jurisdiction of formation and the CEQP Organizational Documents of such subsidiary, (iii) for such prohibitions arising under the Credit Agreement, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership of assets arising under federal, state or local laws applicable to storage and transportation assets and (v) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(ee) Environmental Compliance. Each of the CEQP Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or the protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Material, as hereinafter defined) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), (ii) has timely applied for or received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such received permit, license or other approval, and (iv) to the knowledge of the CEQP Entities, does not have any remedial costs or liabilities arising under Environmental Laws (including, without limitation, any liabilities in connection with the release of any Hazardous Materials into the environment or exposure of any third party to Hazardous Materials), except where such failure to comply with Environmental Laws as described in clause (i) above, such failure to apply for or receive required permits, licenses or other approvals as described in clause (ii) above, such failure to comply with the terms and conditions of such permits, licenses or other approvals as described in clause (iii) above, or such incurrence of remedial costs or liabilities as described in clause (iv) above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum, hydrocarbon or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(ff) No Labor Dispute. No material labor dispute with the employees of any of the CEQP Entities exists, except as described in the Registration Statement and the Prospectus, or, to the knowledge of the CEQP Entities, is imminent.

(gg) Insurance. The CEQP Entities maintain or are entitled to the benefits of insurance from reputable insurers covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a commercially reasonable manner. None of the CEQP Entities (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

(hh) Litigation. Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the CEQP Entities, threatened, to which any of the CEQP Entities is or may be a party or to which the business or property of any of the CEQP Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the CEQP Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units or (C) in any manner draw into question the validity of this Agreement.

(ii) No Unlawful Contributions or Other Payments. None of the CEQP Entities nor any director or officer of any of the CEQP Entities, nor, to the knowledge of any of the CEQP Entities, any agent, employee or affiliate of any of the CEQP Entities, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and each of the CEQP Entities and, to the knowledge of the CEQP Entities, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(jj) No Conflict with Money Laundering Laws. The operations of each of the CEQP Entities are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the CEQP Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the CEQP Entities, threatened.

(kk) No Conflict with OFAC Laws. None of the CEQP Entities, nor any director or officer thereof, nor, to the knowledge of any of the CEQP Entities, any employee, agent, controlled affiliate or representative of any of the CEQP Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanctions laws; and each of the CEQP Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) No Material Adverse Change. None of the CEQP Entities or, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect other than as set forth or contemplated in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), (i) none of the CEQP Entities, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures has incurred any liability or obligation, indirect, direct or contingent, or entered into any transaction not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect and (ii) there has not been any material change in the capitalization, or any material increase in the short-term debt or long-term debt, of the CEQP Entities. There has not occurred any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, an adverse change, in the condition, financial or otherwise, general affairs, business, operations, prospects, properties, management, partners’ capital, stockholders’ equity, net worth or results of operations of the CEQP Entities and, to the knowledge of the CEQP Parties, the CEQP-Operated Joint Ventures, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the CEQP Parties, threatened, against any of the CEQP Entities, or to which any of the CEQP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement and the Prospectus under the Securities Act and which are not described as required by the Securities Act; and there are no agreements, contracts, indentures, leases or other documents or other instruments that are required to be described in the Registration Statement the Prospectus, or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act. The statements included in the Registration Statement and the Prospectus, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate summaries of such agreements, documents or proceedings.

(nn) Title to Properties. Each of the CEQP Entities has good and indefeasible title to all real property (save and except for “rights-of-way” (as hereinafter defined)) and good title to all personal property described in the Registration Statement and the Prospectus as owned by such CEQP Entity free and clear of all Liens except such (i) as are described in the Registration Statement and the Prospectus, (ii) as are created, arise under or secure the Credit Agreement or (iii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All real property and buildings held under lease by any of the CEQP Entities are held by such CEQP Entity under valid, subsisting and enforceable leases with such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Rights-of-Way. Each of the CEQP Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect.

(pp) Permits. Each of the CEQP Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the CEQP Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, none of such permits contains any restriction that is materially burdensome to the CEQP Entities, taken as a whole.

(qq) Intellectual Property. The CEQP Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, and none of the CEQP Entities have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(rr) Books and Records. CEQP (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of CEQP and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, there are no material weaknesses or significant deficiencies in CEQP’s internal controls.

(ss) Disclosure Controls. CEQP has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that information required to be disclosed by CEQP in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to CEQP’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. CEQP has carried out evaluations of the effectiveness of its disclosure controls and procedures and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(tt) No Recent Changes to Internal Control Over Financial Reporting. Since the end of CEQP’s most recent audited fiscal year, there has been (i) no material weakness in CEQP’s internal control over financial reporting (whether or not remediated) and (ii) no change in CEQP’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect CEQP’s internal control over financial reporting.

(uu) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vv) Sarbanes Oxley Act of 2002. There is and has been no failure on the part of CEQP and, to CEQP’s knowledge, CEQP GP’s directors or officers, in their capacities as such, to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and the rules and regulations of the Commission and the New York Stock Exchange (the “Exchange”) promulgated thereunder.

(ww) No Distribution of Other Offering Materials. None of the CEQP Entities has distributed or will distribute any offering material in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Prospectus and any free writing prospectuses identified in Schedule I hereto.

(xx) Tax Returns. Each of the CEQP Entities that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of CEQP or (ii) which, if not paid, would not have a Material Adverse Effect. No tax deficiency has been determined adversely to any of the CEQP Entities which has had (nor do any of the CEQP Entities have any notice or knowledge of any tax deficiency of the CEQP Entities which could reasonably be expected to be determined adversely to any of the CEQP Entities and which could reasonably be expected to have) a Material Adverse Effect.

(yy) FINRA Affiliations. To the knowledge of the CEQP Entities, there are no affiliations or associations between any member of FINRA and any of CEQP GP’s officers or directors or CEQP’s 5% or greater security holders.

(zz) Statistical Data. The statistical and market-related data included or incorporated by reference in the Registration Statement or to be included or incorporated by reference in the Prospectus are based on or derived from sources that the CEQP Entities believe to be reliable and accurate in all material respects.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, CEQP and each Manager agree that CEQP may from time to time seek to sell Units through a Manager, acting as sales agent as follows:

(a) CEQP may submit its orders to the applicable Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Units on any Trading Day (as defined herein) which order shall be promptly confirmed by such Manager (and accepted by CEQP) by electronic mail using a form substantially similar to that attached hereto as Exhibit A (the “Transaction Confirmation”). CEQP may sell Units through no more than one Manager on any Trading Day. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to execute any CEQP order submitted to it hereunder to sell Units (pursuant to the parameters and conditions designated by CEQP pursuant to Section 2(a) above) and with respect to which such Manager has agreed to act as sales agent. CEQP acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Units, (ii) such Manager will incur no liability or obligation to CEQP or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement and (iii) such Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the CEQP Parties in writing pursuant to a Terms Agreement.

(c) CEQP shall not authorize the issuance and sale of, and the applicable Manager shall not sell, any Unit at a price lower than the minimum price therefor designated by CEQP pursuant to Section 2(a) above. In addition, CEQP or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend or terminate an offering of the Units pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, CEQP shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 5(b), (c), (d) or (f), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 2(e) hereof, or be obligated to conduct any due diligence session as referred to in Section 6(s) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date (as defined below)). For the avoidance of doubt, any period during which CEQP has not provided instructions with respect to the sale of Units pursuant to Section 2(a) hereof, or any period during which such instruction provided thereunder has been properly revoked by CEQP, shall not be deemed a suspension of the program under this Agreement.

(d) The applicable Manager shall provide written confirmation (which may be by facsimile or email) to CEQP following the close of trading on the Exchange each day in which Units are sold under this Agreement setting forth (i) the amount of Units sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by CEQP to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to CEQP, with payment to be made by CEQP promptly after its receipt thereof.

(e) Subject to the terms of a Terms Agreement, the Units may be offered and sold (x)(i) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 of the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Securities Act, (ii) to or through a market maker, or (iii) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (y) such other sales of the Units on behalf of CEQP in its capacity as agent of CEQP as shall be agreed by CEQP and such Manager in writing. Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(f) At each Time of Sale, Settlement Date and Representation Date, CEQP shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Units on behalf of CEQP as sales agent shall be subject to the continuing accuracy of the representations and warranties (as modified in the manner described above) of CEQP herein, to the performance by CEQP of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Notwithstanding any other provision of this Agreement, CEQP and the Managers agree that no sales of Units shall take place, CEQP shall not request the sales of any Units that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which CEQP’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Units by persons subject to such policy, or during any other period in which CEQP is, or could be deemed to be, in possession of material non-public information.

(i) The Managers shall not have any obligation to purchase Units as principal, whether from CEQP or otherwise, unless CEQP and the applicable Managers agree as set forth below. Units purchased from CEQP by the applicable Managers, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Managers and the CEQP Parties as evidenced by a Terms Agreement. The applicable Managers’ commitment to purchase Units from CEQP as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the CEQP Parties, and performance by the CEQP Parties of their covenants and other obligations herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Managers shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 5(b)–(f) hereof. In the event of a conflict between the terms of this Equity Distribution Agreement and a Terms Agreement, the terms of such Terms Agreement shall control

3. Fee. The compensation to a Manager for sales of the Units with respect to which such Manager acts as sales agent hereunder shall be up to 2.0% of the gross offering proceeds of the Units sold pursuant to this Agreement by such Manager. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case CEQP may sell Units to such Manager as a principal at a price mutually agreed upon at the relevant Time of Sale pursuant to a Terms Agreement.

4. Payment, Delivery and Other Obligations. Unless otherwise specified in the applicable Transaction Confirmation, settlement for sales of Units will occur on the third Trading Day (or such earlier day as is (i) required by applicable law or rules or regulations or (ii) industry practice for regular-way trading and mutually agreed upon by the Managers and CEQP) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through the applicable Manager for settlement on such date shall be issued and delivered by CEQP to such Manager against payment of the net proceeds from the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by CEQP or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given CEQP written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by CEQP. If CEQP, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, CEQP shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by CEQP and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any transaction fees to CEQP on any Settlement Date for the Units delivered by CEQP, such Manager will pay CEQP interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

5. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of CEQP by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, business, properties or results of operations of the CEQP Entities, taken as a whole, from that set forth in the Registration Statement and the Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

(b) The Managers shall have received on each date specified in Section 6(n) a certificate, dated such date and signed by an executive officer of CEQP, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of CEQP contained in this Agreement are true and correct as of such date; (ii) CEQP has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of CEQP, threatened by the Commission; (iv) the Prospectus Supplement and any Interim Prospectus Supplement have been timely filed with the Commission under the Securities Act, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement and the

Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to CEQP by the Managers expressly for use in the Registration Statement or the Prospectus, which information consists solely of the Agent Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Managers shall have received on each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Vinson & Elkins L.L.P., outside counsel for CEQP, dated such date, to the effect that:

(i) each of the CEQP Entities listed on Exhibit B to this Agreement (the “Listed Entities”) is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the CEQP Entities other than Crestwood Canada (collectively, the “CEQP U.S. Entities”) has all necessary corporate, limited liability company or partnership power and authority to own or lease its property and to conduct its business in all material respects as described in the Registration Statement and the Prospectus. Each of the Listed Entities is duly registered or qualified to transact business in and is in good standing as a corporation, limited liability company or partnership, as the case may be, in each foreign jurisdiction, if applicable, set forth opposite its name on Exhibit B to this Agreement;

(ii) CEQP GP has full limited liability company power and authority to serve as general partner of CEQP in all material respects as disclosed in the Registration Statement and the Prospectus;

(iii) CEQP Holdings owns of record a 100% membership interest in CEQP GP; such membership interest has been duly authorized and validly issued in accordance with the CEQP GP LLC Agreement and is fully paid (to the extent required under the CEQP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CEQP Holdings owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “Delaware UCC”) naming CEQP Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the CEQP GP LLC Agreement or as described in the Registration Statement or the Prospectus, (2) Liens created by or arising under the Delaware LLC Act or (3) Liens created, arising under or securing the Holdings Credit Agreement;

(iv) CEQP GP is the sole general partner of CEQP and owns of record a non-economic general partner interest in CEQP; such general partner interest has been duly authorized and validly issued in accordance with the CEQP Partnership Agreement and CEQP GP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Delaware UCC naming CEQP GP as debtor is on file in the office of the Delaware Secretary of State or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the CEQP Partnership Agreement or as described in the Registration Statement or the Prospectus, (2) Liens created by or arising under the Delaware LP Act or (3) Liens created, arising under or securing the Holdings Credit Agreement;

(v) CMLP GP has full limited liability company power and authority to serve as general partner of CMLP in all material respects as disclosed in the Registration Statement and the Prospectus;

(vi) CEQP owns of record a 100% membership interest in CMLP GP; such membership interest has been duly authorized and validly issued in accordance with the CMLP GP LLC Agreement and is fully paid (to the extent required under the CMLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CEQP owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Delaware UCC naming CEQP or CEQP GP as debtor is on file in the office of the Delaware Secretary of State or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the CMLP GP LLC Agreement or as described in the Registration Statement or the Prospectus and (2) Liens created by or arising under the Delaware LLC Act;

(vii) CMLP GP is the sole general partner of CMLP and owns of record a non-economic general partner interest in CMLP; such general partner interest has been duly authorized and validly issued in accordance with the CMLP Partnership Agreement and CMLP GP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Delaware UCC naming CMLP GP as debtor is on file in the office of the Delaware Secretary of State or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the CMLP Partnership Agreement or as described in the Registration Statement or the Prospectus, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the Credit Agreement;

(viii) the Units and the limited partner interests represented thereby have been duly authorized in accordance with the CEQP Partnership Agreement and, when issued and delivered by CEQP to the Managers against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the CEQP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(ix) CEQP owns, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the CEQP Subsidiaries (other than Crestwood Canada); such shares of capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the CEQP Organizational Documents of such entity and are fully paid (to the extent required under such applicable organizational documents) and nonassessable (except (A) in the case of an interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act , (B) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (C) in the case of an interest in a limited liability company, limited partnership or general partnership formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company, limited partnership or general partnership statute, as applicable); and are owned, directly or indirectly, by CEQP, free and clear of all Liens (A) in respect of which a financing statement under the Delaware UCC naming CEQP as debtor is on file in the office of the Delaware Secretary of State or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the CEQP Organizational Documents or as described in the Registration Statement or the Prospectus, (2) Liens created by or arising under the Delaware LLC Act or Delaware LP Act and (3) Liens created by, arising under or securing the Credit Agreement;

(x) Except (i) as described in the Registration Statement and the Prospectus and (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, partnership interests or membership interests of any of the CEQP U.S. Entities, except rights or restrictions pursuant to the CEQP Organizational Documents of any such CEQP U.S. Entity or any other agreement or instrument to which any such CEQP U.S. Entity is a party or by which any such CEQP U.S. Entity may be bound. To such counsel’s knowledge, except as described in the Registration Statement and the Prospectus or in any other agreement or instrument listed as an exhibit to the Registration Statement to which any of the CEQP U.S. Entities is a party or by which any of them may be bound, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of CEQP. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the CEQP U.S. Entities;

(xi) each of the CEQP Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. CEQP has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the CEQP Partnership Agreement, the Registration Statement and the Prospectus. All corporate, partnership or limited liability company action, as the case may be, required to be taken by any of the CEQP Parties or any of their respective unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken;

(xii) this Agreement has been duly authorized, executed and delivered by each of the CEQP Parties;

(xiii) Assuming the due authorization, execution and delivery by each of the parties thereto of the CEQP Partnership Agreement and the CEQP GP LLC Agreement, each of the CEQP Partnership Agreement and the CEQP GP LLC Agreement constitutes a valid and legally binding agreement of the CEQP Party thereto, enforceable against such CEQP Parties in accordance with its respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy;

(xiv) except as described in the Registration Statement and the Prospectus, none of (A) the offering, issuance and sale by CEQP of the Units to be sold by it hereunder, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (C) the execution, delivery and performance of this Agreement by the CEQP U.S. Entities that are party hereto, or (D) the consummation by the CEQP U.S. Entities of the transactions contemplated by this Agreement (1) constitutes or will constitute a violation of their respective CEQP Organizational Documents, (2) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement filed or incorporated by reference as an exhibit to CEQP’s annual report on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K incorporated by reference in the Registration Statement, (3) violates or will violate (i) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of New York or federal law (provided, however, that such counsel need express no opinion pursuant to this paragraph (xiv) with respect to compliance with any state or federal securities law or (4) to such counsel’s knowledge, results or will result in the creation or imposition of any Lien upon any property or assets of any of the CEQP U.S. Entities (other than Liens created, arising under or securing the Credit Agreement), which breaches, violations, defaults or Liens, in the case of clauses (2), (3) or (4) would, individually or in the aggregate, have a Material Adverse Effect;

(xv) no permit, consent, approval, authorization, order, registration, filing or qualification, of or with, any federal or Delaware court, governmental agency or body having jurisdiction over any of the CEQP U.S. Entities or any of their respective properties is required in connection with (A) the offering, issuance and sale by CEQP of the Units to be sold by it hereunder, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (C) the execution, delivery and performance of this Agreement by the CEQP U.S. Entities party hereto or thereto or (D) the consummation of the other transactions contemplated by this Agreement, except for (1) such as required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the Exchange Act and the applicable rules and regulations of the Commission thereunder, applicable state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of FINRA in connection with the purchase and distribution by the Managers of the Units in the manner contemplated in this Agreement and in the Registration Statement and the Prospectus, as to which such counsel need not express any opinion, (2) such that have been obtained or made and are in full force and effect, and (3) such that, if not obtained, would not, materially affect the ability of any of the CEQP U.S. Entities to perform their respective obligations under this Agreement;

(xvi) the statements in the Registration Statement and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “Our Partnership Agreement,” in each case, insofar as they purport to constitute summaries of matters, agreements, documents or proceedings or summaries of law or legal conclusions, are accurate summaries in all material respects, and the Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(xvii) such counsel does not know of any agreements, contracts, indentures, leases or other documents or other instruments that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required under the Securities Act;

(xviii) the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to it;

(xix) the Registration Statement was declared effective under the Securities Act on April 12, 2017; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule;

(xx) the Registration Statement, at its most recent effective date, and the Prospectus, as of its date and as of the date hereof (except for the financial statements and the notes and the schedules thereto and the other financial and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(xxi) none of the CEQP U.S. Entities is now, and after the offering, issuance and sale of the Units to be sold by CEQP hereunder and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” none of the CEQP U.S. Entities will be, an “investment company” as such term is defined in the Investment Company Act.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the CEQP Entities and the independent registered public accounting firm of CEQP, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the opinions expressed in subparagraph (xvi and xviii) above), based on the foregoing, no facts have come to such counsel’s attention that lead it to believe that:

(A) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information contained in or excluded from, the Registration Statement or the Prospectus, and (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the CEQP Parties set forth in this Agreement and upon certificates of officers and employees of the CEQP Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, the New York Limited Liability Company Law and the laws of the State of New York, (D) with respect to the opinions expressed in subparagraph (i) above as to the good standing, due qualification or registration as a foreign limited partnership, corporation, partnership or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit B to this Agreement (each of which shall be dated as of a date not more than fourteen days prior to the Representation Date and shall be provided to your counsel), (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the CEQP Parties may be subject, and (F) with respect to the opinions expressed in subparagraphs (iii),

(iv), (vi), (vii) and (ix) above relating to the existence of any Lien for which a financing statement under the Delaware UCC is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Delaware Secretary of State.

The opinion of Vinson & Elkins L.L.P. described in this Section 5(c) shall be rendered to the Managers at the request of CEQP and shall so state therein.

(d) The Managers shall have received on each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of the General Counsel to CEQP, dated such date, to the effect that:

(i) Except (A) as described in the Registration Statement and the Prospectus and (B) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to storage and transportation assets, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock, membership interests or partnership interests of any of the CEQP Entities pursuant to any agreement or instrument known to such counsel to which any such CEQP Entity is a party or by which any such CEQP Entity may be bound (other than the CEQP Organizational Documents of such entity to which such counsel need not opine). To such counsel’s knowledge, except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement or the Prospectus nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of CEQP. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, membership interests or partnership interests of any of the CEQP Entities;

(ii) except as described in the Registration Statement and the Prospectus, none of (i) the offering, issuance and sale by CEQP of the Units to be sold by it hereunder, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the CEQP Entities party hereto or (iv) the consummation by the CEQP Entities of the transactions contemplated by this Agreement (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any agreement, lease or instrument known to me (excluding any CEQP Organizational Document, any other document or agreement filed or incorporated by reference as an exhibit to CEQP’s annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K incorporated by reference in the Registration Statement or the indentures governing CEQP’s outstanding senior unsecured notes as to which such counsel need not express any opinion) to which any of the CEQP Entities is a party or by which any of them or any of their respective properties may be bound, or (B) will result, to such counsel’s knowledge, in any violation of any federal or Texas judgment, order, decree, injunction, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the CEQP Entities or any of their assets or properties (provided, however, such counsel need not express any opinion in this paragraph (ii) with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated herein, and such counsel’s opinion with respect to federal law in this paragraph (ii) may assume that the Managers have complied with the covenant set forth in Section 7 herein), which breaches, violations, defaults or defaults, in the case of clauses (A) or (B), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the CEQP Entities to perform their respective obligations under this Agreement;

(iii) each of the CEQP Entities has been duly formed, and each of the CEQP Organizational Agreements has been duly authorized and validly executed and delivered by the parties thereto; and

(iv) to such counsel’s knowledge, there is no litigation, proceeding or governmental investigation pending or threatened against any of the CEQP Entities or to which any of the CEQP Entities is a party or to which any of their respective properties is subject that is required to be described in the Registration Statement and the Prospectus but are not so described as required under the Securities Act.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the CEQP Parties and the independent registered public accounting firm of CEQP, your counsel and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, based on the foregoing, nothing has come to such counsel’s attention that cause him to believe that:

(A) the Registration Statement, as of the most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) financial and accounting data included or incorporated by reference therein, as to which such counsel need express no opinion.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the CEQP Parties set forth in this Agreement and upon certificates of officers and employees of the CEQP Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws and the laws of the State of Texas, and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of CEQP or any of the CEQP Entities may be subject.

(e) The Managers shall have received on each date specified in Section 6(q), and on such other dates as may be reasonably requested by the Managers, an opinion of Baker Botts L.L.P., counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers; and the CEQP Parties shall have furnished such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Managers shall have received, pursuant to Section 6(r), a letter in form and substance satisfactory to the Managers, from Ernst & Young LLP, independent public accountants for CEQP, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement or the Prospectus, as amended and supplemented to the date of such letter.

(g) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h) The Units shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(i) The Common Units shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the CEQP Parties. The CEQP Parties, jointly and severally, covenant with each Manager as follows:

(a) To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Units after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Manager, and at its own expense, CEQP shall prepare and deliver to such Manager as many copies as such Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of securities other than the Common Units).

(c) Not to take any action that would result in a Manager or CEQP being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus.

(d) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by CEQP with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period.

(e) For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Units sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by CEQP from such sales and (iii) the compensation paid by CEQP to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(f) To provide copies of the Prospectus and such Prospectus Supplement (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Manager and, at such Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Units were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(g) During the Delivery Period to advise each Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Units or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(h) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(i) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Units.

(j) To make generally available CEQP’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of CEQP occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) To pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of CEQP’s counsel and CEQP’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the CEQP Parties and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Manager, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(i) above, including filing fees and the reasonable fees and disbursements of external counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all reasonable fees and disbursements of external counsel to the Managers incurred in connection with the offering contemplated by this Agreement, including in connection with any review and qualification by the FINRA, and including all filing fees (v) all costs and expenses incident to listing the Units on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the CEQP Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of CEQP, travel and lodging expenses of the representatives (which, for the avoidance of doubt, shall not include the Managers) and officers of the CEQP Parties and any such consultants, and 50% of the cost of any aircraft chartered in connection with any road show with the prior approval of the CEQP Parties (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the CEQP Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, each Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager may make.

(l) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Units have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Units to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(m) To use its commercially reasonable efforts to cause the Units to be listed for trading on the Exchange and to maintain such listing.

(n) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), (iii) at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement or (iv) on such other dates as may be reasonably requested by the Managers (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers (or in the case of clause (iii) above, the relevant Manager party to such Terms Agreement) forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(o) On each Representation Date, CEQP shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of Vinson & Elkins L.L.P., outside counsel for CEQP, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p) On each Representation Date, CEQP shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of the General Counsel to CEQP, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q) On each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(o), 6(p) and 6(q) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Units under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(o), Section 6(p) or Section 6(q), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) CEQP files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (iv) on such other dates as may be reasonably requested by the Managers, Ernst & Young LLP, independent public accountants, shall use commercially reasonable efforts to deliver to the Managers the comfort letter described in Section 5(f) within three Trading Days.

(s) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers.

(t) To reserve and keep available at all times, free of preemptive rights, Units for the purpose of enabling CEQP to satisfy its obligations hereunder.

(u) That it consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(v) That each acceptance by CEQP of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the CEQP Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Units relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(w) Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between CEQP and such Manager), CEQP GP’s board of directors (the “Board”), a duly authorized subcommittee of the Board or a duly authorized representative of the Board shall have approved the minimum price and maximum number of Units to be sold on such day. The instructions provided to such Manager by CEQP, pursuant to Section 2, on such day shall reflect the terms of such authorization.

(x) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for the Common Units or warrants or other rights to purchase the Common Units or any other securities of CEQP that are substantially similar to the Common Units or permit the registration under the Securities Act of any Common Units, except for (i) the registration of the Units and the sales through the Managers pursuant to this Agreement and (ii) the issuance by CEQP of equity awards (or the delivery of Common Units upon vesting or settlement of such equity awards) pursuant to employee benefit plans described in the Registration Statement and the Prospectus, without giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. In the event that notice of a proposed sale is provided by CEQP pursuant to this Section 6(x), such Manager may (and shall if requested by CEQP) suspend activity under this program for such period of time as may be requested by CEQP or as may be deemed appropriate by such Manager.

7. Covenant of the Managers. Each Manager severally covenants with the CEQP Parties not to take any action that would result in CEQP being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by CEQP thereunder, but for the action of such Manager.

8. Indemnity and Contribution. (a) The CEQP Parties, jointly and severally, agree to indemnify and hold harmless each Manager, its directors, managers, officers, employees and agents, each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), any road show as defined in Rule 433(h) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to CEQP in writing by such Manager expressly for use therein, which information consists solely of the Agent Information.

(b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the CEQP Parties and the directors of the CEQP GP and each person, if any, who controls a CEQP Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the CEQP Parties to such Manager, but only with reference to information relating to such Manager furnished to CEQP in writing by such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), any road show, or any amendment or supplement thereto, which information consists solely of the Agent Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. A failure to promptly notify the person against whom such indemnity may be sought shall not relieve the indemnifying party of its obligations under this Section 8 or otherwise unless such party shall be materially prejudiced by such failure to provide prompt notice. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) such counsel has a conflict of interest or (iv) such counsel is not retained in a timely manner. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such documented fees and expenses reasonably incurred shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the CEQP Parties, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for documented fees and expenses of counsel reasonably incurred as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CEQP Parties on the one hand and the Managers on the other hand from the offering of the Units or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the CEQP Parties on the one hand and of the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CEQP Parties on the one hand and the Managers on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by CEQP and the total commissions received by the Managers, bear to the aggregate purchase price of the Units. The relative fault of the CEQP Parties on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the CEQP Parties or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Managers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The CEQP Parties and the Managers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Manager shall be required to contribute any amount in excess of the amount by which the total commission received by such Manager exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties, agreements and other statements of the CEQP Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, its directors, managers, officers, employees, agents, any person controlling any Manager or any affiliate of any Manager who has, or who is alleged to have, participated in the distribution of the Units as a sales agent or by or on behalf of any of the CEQP Parties, the officers or directors of the CEQP GP or any person controlling a CEQP Party and (iii) acceptance of and payment for any of the Units.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) CEQP shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Managers for

CEQP, the obligations of CEQP, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 6(k) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such Manager for CEQP, the obligations of CEQP, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or by mutual agreement of the parties or at such time as when all of the Units eligible for sale pursuant to this Agreement have been sold; provided that any such termination by mutual agreement pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 6(k) and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or CEQP, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the CEQP Parties and each Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Units.

(b) Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Managers, each of the CEQP Parties acknowledges and agrees that in connection with the offering of the Units: (i) the relationship between the CEQP Parties, on the one hand, and the Managers, on the other, is entirely and solely commercial, and the Managers have acted and will act at arm’s length, is not and will not be an agent of, and owes no fiduciary duties to, any of the CEQP Parties or any other person, (ii) no Manager is acting as advisor, expert or otherwise, to any of the CEQP Entities in connection with the offering, sale and distribution of the Units or any other services the Managers may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units, (iii) the Managers owes the CEQP Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iv) the Managers may have interests that differ from those of the CEQP Parties and the Managers have no obligation to disclose, or account to the CEQP Parties for, any of such additional interests. The CEQP Parties waive to the full extent permitted by applicable law any claims they may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Units.

12. Research Independence. The CEQP Parties acknowledge that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to CEQP and/or the offering that differ from the views of their respective investment banking divisions. The CEQP Parties hereby waive and release, to the fullest extent permitted by law, any claims that the CEQP Parties may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the CEQP Parties by the Managers’ investment banking divisions. The CEQP Parties acknowledge that each Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

13. Parties. This Agreement shall inure to the benefit of and be binding upon the Managers, the CEQP Parties and, to the extent provided in Section 8, the officers and directors of CEQP GP and each person who controls a CEQP Party or the Managers and any directors, managers, officers, employees and agents who control any Manager, and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers, directors, managers, officers, employees and agents, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Manager shall be construed a successor or assign by reason merely of such purchase.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

16. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, facsimile number (212) 214-5918, Attention: Equity Syndicate Department; Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration; Citigroup Global Markets Inc., General Counsel, facsimile number (646) 291-1469 and confirmed to it at General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; J.P. Morgan Securities LLC, 383 Madison Avenue, 10th Floor, New York, NY 10179, facsimile number (646) 441-4870, Attention: Adam Rosenbluth; Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: RBC Equity Capital Markets; and if to the CEQP Parties shall be delivered, mailed or faxed to: Crestwood Equity Partners LP, 811 Main Street, Suite 3400, Houston, Texas 77002, Attn: General Counsel, facsimile number (832) 519-2250.

[Signature page follows]

Very truly yours,

CRESTWOOD EQUITY PARTNERS LP

By: Crestwood Equity GP LLC (its General Partner)

By:	/s/ Joel C. Lambert
Joel C. Lambert
Senior Vice President, General Counsel and Corporate Secretary

CRESTWOOD EQUITY GP LLC

By:	/s/ Joel C. Lambert
Joel C. Lambert Senior Vice President, General Counsel and Corporate Secretary

Accepted as of the date first written above.

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Geoffrey Feldkamp
Name:	Geoffrey Feldkamp
Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Michael Jamieson
Name:	Michael Jamieson
Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Neil Guha
Name:	Neil Guha
Title:	Vice President

By:	RBC Capital Markets, LLC

By:	/s/ Andrew Horn
Name:	Andrew Horn
Title:	Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

None.

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by CEQP and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Units pursuant to the Equity Distribution Agreement between CEQP, CEQP GP and Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, dated August 4, 2017 (the “Agreement”). For the avoidance of doubt, CEQP has agreed that no sales under the Agreement will be requested or made at any time CEQP is, or could be deemed to be, in possession of material non-public information with respect to CEQP. Capitalized words and phrases used herein shall have the meanings given to them in the Agreement.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(n)—(r) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of CEQP.

2.	On the date of or promptly after CEQP’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of CEQP and that CEQP shall provide the certificate referred to in Section 5(b) of the Agreement.

3.	In the event that CEQP requests a Manager to sell on any one Trading Day an amount of Units that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of CEQP’s common units, such Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of CEQP and that CEQP shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[Letterhead]

                    , 20

[            ]

[                    ]

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Confirmation sets forth the terms of the agreement of [    ] (the “Manager”) with Crestwood Equity Partners LP (“CEQP”) relating to the sale of common units representing limited partner interests of CEQP having an aggregate gross sales price of up to $250,000,000 pursuant to the Equity Distribution Agreement between CEQP, CEQP GP and Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, dated August 4, 2017 (the “Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Agreement.

By countersigning or otherwise indicating in writing CEQP’s acceptance of this Confirmation (an “Acceptance”), CEQP shall have agreed with the Manager to engage in the following transaction:

[Number of Units to be sold][Aggregate Gross Price of Units to be sold]:

Minimum price at which Units may be sold:

Date(s) on which Units may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation (the “Transaction”) will not be binding on CEQP or the Manager unless and until CEQP delivers its Acceptance; provided, however, that neither CEQP nor the Manager will be bound by the terms of this Confirmation unless CEQP delivers its Acceptance by             a.m./p.m. (New York time) on [            , 20    ].

A-1

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [ ]

By:
Name:
Title:

ACCEPTED as of the date first above written CRESTWOOD EQUITY PARTNERS LP

By:
Name:
Title:

A-2

Exhibit B

Good Standing and Foreign Qualification1

Entity Name	Domestic Jurisdiction	Foreign Jurisdiction
Crestwood Equity GP LLC	Delaware	Alabama, Indiana, Kentucky, Michigan, Missouri, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, West Virginia

Crestwood Equity Partners LP	Delaware	Missouri, Texas

Crestwood Midstream GP LLC	Delaware	Missouri, Ohio, Texas

Crestwood Midstream Partners LP	Delaware	Missouri, New York, Ohio, Texas, West Virginia

Arrow Field Services, LLC	Delaware	North Dakota

Arrow Midstream Holdings, LLC	Delaware	North Dakota, Oklahoma

Arrow Pipeline, LLC	Delaware	North Dakota, Oklahoma

Arrow Water, LLC	Delaware	North Dakota

Cowtown Gas Processing Partners L.P.	Texas

Cowtown Pipeline Partners L.P.	Texas

Crestwood Arkansas Pipeline LLC	Texas	Arkansas

Crestwood Crude Logistics LLC	Delaware	Indiana, North Dakota, Texas

Crestwood Crude Services LLC	Delaware	Colorado, Montana, North Dakota, Texas, Utah, Wyoming

Crestwood Crude Terminals LLC	Delaware	North Dakota

Crestwood Dakota Pipelines LLC	Delaware	North Dakota

Crestwood Infrastructure Holdings LLC	Delaware	Texas

Crestwood Marcellus Midstream LLC	Delaware	West Virginia

Crestwood Marcellus Pipeline LLC	Delaware	West Virginia

Crestwood Panhandle Pipeline LLC	Texas

Crestwood Pipeline LLC	Texas

Crestwood Pipeline and Storage Northeast LLC	Delaware	New York, Pennsylvania

Crestwood Services LLC	Delaware	Alabama, California, Idaho, Indiana, Kentucky, Maryland, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New York, North Carolina, North Dakota, Ohio, South Carolina, Texas, Utah, West Virginia, Wyoming

Crestwood Transportation LLC	Delaware	California, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Michigan, New Jersey, New Mexico, Ohio, Texas, West Virginia

Crestwood West Coast LLC	Delaware	California, Nevada, Texas, Utah, Washington

Finger Lakes LPG Storage, LLC	Delaware	New York, Pennsylvania

US Salt, LLC	Delaware	Missouri, New York, Pennsylvania

[1]	This exhibit is to be updated in connection with the opinion to be delivered at each Representation Date to include all CEQP subsidiaries other than those that, individually or in the aggregate, do not generate more than 10% of the consolidated revenue of the CEQP Entities.

B-1

Exhibit C

CEQP-Operated Joint Ventures

None.